Exhibit 99.1

Investor Contact
Stephen Pettibone
203-351-3500

One StarPoint Stamford, CT 06902 United States
Media Contact
KC Kavanagh
866-478-2777

STARWOOD REPORTS SECOND QUARTER

2015 RESULTS

STAMFORD, Conn. (July 30, 2015) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2015 financial results.

Second Quarter 2015 Highlights

▪	Excluding special items, EPS from continuing operations was $0.84. Including special items, EPS from continuing operations was $0.79.
▪	Adjusted EBITDA was $311 million.
▪	Excluding special items, income from continuing operations was $143 million. Including special items, income from continuing operations was $136 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.1% in constant dollars (decreased 0.7% in actual dollars) compared to 2014.  Systemwide REVPAR for Same-Store Hotels in North America increased 5.3% in constant dollars (4.1% in actual dollars).

▪	Management fees, franchise fees and other income, which were negatively impacted by foreign exchange rates, decreased 1.5% compared to 2014. Core fees decreased 1.0% compared to 2014.
▪	Earnings from Starwood’s vacation ownership and residential business decreased approximately $2 million compared to 2014.
▪

During the quarter, the Company signed 64 hotel management and franchise contracts, representing approximately 14,400 rooms, a 69% increase in signed rooms compared to 2014. The Company also opened 21 hotels and resorts with approximately 4,000 rooms in the second quarter of 2015.

▪	During the quarter, the Company paid a quarterly dividend of $0.375 per share and repurchased 1.2 million shares at a total cost of $105 million and a weighted average price of $84.24 per share.
▪	During the quarter, the Company sold three hotels for gross cash proceeds of approximately $533 million, subject to long-term management or franchise contracts.

Second Quarter 2015 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2015 of $0.79 compared to $0.80 in the second quarter of 2014.  Excluding special items, EPS from continuing operations was $0.84 for the second quarter of 2015 compared to $0.77 in the second quarter of 2014.

Special items in the second quarter of 2015 consisted of restructuring and other special charges of $23 million (pre-tax and $12 million after-tax), as well as a $5 million tax benefit on certain non-recurring items.  Special items in the second quarter of 2014 totaled a benefit of $6 million (after-tax).  Excluding special items, the effective income tax rate in the second quarter of 2015 was 30.1% compared to 33.3% in the second quarter of 2014.

Income from continuing operations was $136 million in the second quarter of 2015, compared to $153 million in the second quarter of 2014.  Excluding special items, income from continuing operations was $143 million in the second quarter of 2015 compared to $147 million in the second quarter of 2014.

Net income was $136 million and $0.79 per share in the second quarter of 2015, compared to $153 million and $0.80 per share in the second quarter of 2014.

Adam Aron, Chief Executive Officer of the Company on an interim basis, said, “Starwood delivered strong Adjusted EBITDA and EPS before special items in the second quarter of 2015, even in the face of macroeconomic headwinds.  We improved our performance while streamlining our organization and reducing our costs.

“At the same time, we have initiated efforts to reinvigorate our brands with the launch of the new Tribute Portfolio brand and the announcement of Sheraton 2020.  Similar efforts to enhance the market strength of all our brands are underway, especially for The Luxury Collection and Aloft.  Our pace of hotel footprint growth is also accelerating, with strong signings in the second quarter.

“The sales of the Gritti Palace, the Phoenician and the Element Denver Park Meadows indicate that we are successfully executing against our asset light strategy.  Looking ahead, we remain bullish about our long term growth.”

Six Months Ended June 30, 2015 Earnings Summary

Income from continuing operations was $235 million in the six months ended June 30, 2015 compared to $289 million in the same period in 2014.  Excluding special items, income from continuing operations was $253 million in the six months ended June 30, 2015 compared to $269 million in the same period in 2014. The decreases primarily reflect the impact of the sales of nine hotels since the second quarter of 2014.

Net income was $235 million and $1.37 per share in the six months ended June 30, 2015 compared to $290 million and $1.52 per share in the same period in 2014.

Adjusted EBITDA was $585 million in the six months ended June 30, 2015 compared to $605 million in the same period in 2014.

Second Quarter 2015 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.1% in constant dollars (decreased 0.7% in actual dollars) compared to the second quarter of 2014.  International Systemwide REVPAR for Same-Store Hotels increased 2.7% in constant dollars (decreased 6.6% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	5.3%	4.1%
Latin America	(3.2)%	(3.2)%
Asia Pacific:
Greater China	(0.3)%	0.1%
Rest of Asia	7.5%	(2.4)%
Europe, Africa & Middle East:
Europe	6.1%	(14.0)%
Africa & Middle East	(4.0)%	(8.2)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	5.1%	(2.8)%
W Hotels	3.8%	0.5%
Westin	5.9%	1.6%
Sheraton	2.6%	(1.5)%
Le Méridien	2.3%	(6.5)%
Four Points by Sheraton	3.4%	(0.6)%
Aloft	10.0%	8.5%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 50 basis points compared to 2014.  International gross operating profit margins for Same-Store Company-Operated properties increased approximately 20 basis points.  North American Same-Store Company-Operated gross operating profit margins increased approximately 75 basis points.

Management fees, franchise fees and other income, which were negatively impacted by foreign exchange rates, were $256 million, down $4 million, or 1.5% compared to the second quarter of 2014.  Core fees decreased 1.0% to $206 million.  Other management and franchise revenues decreased 4.2% or $2 million.

Development

During the second quarter of 2015, the Company signed 64 hotel management and franchise contracts, representing approximately 14,400 rooms, of which 49 are new builds and 15 are conversions from other brands.  At June 30, 2015, the Company had approximately 500 hotels in the active pipeline representing approximately 112,000 rooms.

During the second quarter of 2015, 21 new hotels and resorts (representing approximately 4,000 rooms) entered the system, including Sheraton Zhanjiang Hotel (China, 440 rooms), Le Méridien Saigon (Vietnam, 350 rooms), Sheraton Barra Rio de Janeiro Hotel (Brazil, 292 rooms), The Westin Jekyll Island (Georgia, 200 rooms), Aloft South Beach (Florida, 237 rooms), and Augustine, a Luxury Collection Hotel, Prague (Czech Republic, 101 rooms).  During the quarter, eight properties (representing approximately 1,800 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 6.8% in constant dollars (decreased 2.6% in actual dollars) when compared to 2014.  REVPAR at Starwood Same-Store Owned Hotels in North America increased 8.6% in constant dollars (4.8% actual dollars).  Internationally, Starwood Same-Store Owned Hotel REVPAR increased 4.9% in constant dollars (decreased 10.3% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 7.3% in constant dollars (decreased 2.0% in actual dollars) while costs and expenses increased 5.6% in constant dollars (decreased 3.0% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 80 basis points compared to 2014.

Revenues at Starwood Same-Store Owned Hotels in North America increased 8.2% in constant dollars (4.4% in actual dollars) while costs and expenses increased 5.8% in constant dollars (2.5% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 150 basis points compared to 2014.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 6.3% in constant dollars (decreased 8.9% in actual dollars) while costs and expenses increased 5.4% in constant dollars (decreased 9.5% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 40 basis points compared to 2014.

Revenues at Owned Hotels, which were negatively impacted by asset sales since the second quarter of 2014, were $356 million, compared to $414 million in 2014.  Expenses at Owned Hotels were $265 million compared to $314 million in 2014.

Vacation Ownership

Vacation ownership revenues for the three months ended June 30, 2015 increased 5.6%, to $169 million, compared to the corresponding period in 2014 primarily due to the timing of deferred revenues and an increase in revenues from resort operations.  Originated contract sales of vacation ownership intervals remained flat for the three months ended June 30, 2015, compared to the corresponding period in 2014, with a 1.8% increase in the number of contracts signed, offset by a decrease in the average price per vacation ownership unit sold to approximately $14,800.

Residential

During the second quarter of 2015, the Company’s residential revenues were $1 million compared to $11 million in 2014 as the St. Regis Bal Harbour residential project sold out in early 2014.

Selling, General, Administrative and Other

During the second quarter of 2015, selling, general, administrative and other expenses (“SG&A”) decreased 2.9% to $99 million compared to $102 million in 2014, primarily due to an acceleration of the implementation of the Company’s previously announced cost savings initiatives and timing of expenses.  The Company now targets a decrease of 2% to 4% for the full year.

Capital

Gross capital spending during the quarter included approximately $37 million of maintenance capital and $38 million of development capital.

Asset Sales

During the second quarter of 2015, the Company completed the sales of The Phoenician, a Luxury Collection Resort, Scottsdale, for gross cash proceeds of $400 million and The Gritti Palace, a Luxury Collection Hotel, Venice, for gross cash proceeds of approximately $117 million, both of which were sold subject to long-term management contracts.  Additionally, during the second quarter of 2015, the Company sold the Element Denver Park Meadows for gross cash proceeds of approximately $16 million, subject to a long-term franchise contract. Year to date through June 30, 2015, the Company has received gross cash proceeds from asset sales of approximately $566 million, including approximately $33 million from the sale of minority interests in two hotels.

Restructuring and Other Special Charges

During the second quarter of 2015, the Company recorded $13 million of restructuring charges associated with its previously announced cost savings initiatives and $10 million of other special charges.  Other special charges primarily consist of costs associated with the planned spin-off of the Company’s vacation ownership business.

Dividend

On May 28, 2015, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on June 17, 2015.  The total dividends paid in the second quarter of 2015 were approximately $64 million.

Share Repurchase

In the second quarter of 2015, the Company repurchased 1.2 million shares at a total cost of approximately $105 million and a weighted average price of $84.24 per share.  As of June 30, 2015, approximately $601 million remained available under the Company’s share repurchase authorization.  Year to date through June 30, 2015, the Company has repurchased 2.8 million shares at a total cost of $228 million and an average price of $80.91.

Balance Sheet

At June 30, 2015, the Company had gross debt of $2.1 billion, cash and cash equivalents of $769 million (including $34 million of restricted cash) and net debt of $1.4 billion, compared to net debt of $1.7 billion as of December 31, 2014, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at June 30, 2015, including $208 million of debt and $11 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.6 billion.

Outlook

▪

The following outlook assumes the planned spin-off of the vacation ownership business occurs on December 31, 2015.  Transaction costs related to the planned spin-off are not included in full year SG&A guidance.

For the full year 2015:

▪	Adjusted EBITDA is expected to be approximately $1.175 billion to $1.200 billion (based on the assumptions below).
▪	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 4% to 6% in constant dollars (approximately 400 basis points lower in actual dollars at current exchange rates).
▪	REVPAR increases at Same-Store Owned Hotels Worldwide of 5% to 7% in constant dollars (approximately 650 basis points lower in actual dollars at current exchange rates).
▪	Margins at Same-Store Owned Hotels Worldwide increase 50 to 100 basis points.
▪	Core fees increase approximately 2% to 4%.
▪	Management fees, franchise fees and other income are expected to be approximately flat.
▪	Earnings from the Company’s vacation ownership and residential business of approximately $155 million to $165 million.
▪	SG&A decreases approximately 2% to 4%.
▪

Significant non-recurring items in 2014 Adjusted EBITDA include $35 million related to five large one-time termination fees received by the Company and $11 million from the St. Regis Bal Harbour residential project, which is sold out.

▪	Shifts in exchange rates since 2014 will negatively impact full year earnings by approximately $41 million if exchange rates stay at current levels.
▪	Depreciation and amortization is expected to be approximately $307 million.
▪	Interest expense is expected to be approximately $135 million.
▪	Full year effective tax rate is expected to be approximately 32%, and cash taxes from operating earnings are expected to be approximately $135 million.
▪	EPS before special items is expected to be approximately $2.93 to $3.03 (based on the assumptions above).
▪

Cash flow from operations is expected to be approximately $740 million to $840 million (based on the assumptions above). Cash flow from operations includes vacation ownership investment in inventory expected to be approximately $160 million which includes approximately $80 million related to the development of the Westin Nanea Ocean Villas, the third phase of the Westin Ka’anapali Ocean Resort Villas.

▪

Full year capital expenditures (excluding vacation ownership inventory) are expected to be approximately $200 million for maintenance, renovation and technology.  In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million.

For the three months ended September 30, 2015:

▪	Adjusted EBITDA is expected to be approximately $285 million to $295 million (based on the assumptions below).
▪	REVPAR increases at Same-Store Systemwide Hotels Worldwide of 4% to 6% in constant dollars (approximately 550 basis points lower in actual dollars at current exchange rates).
▪	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 800 basis points lower in actual dollars at current exchange rates).
▪	Core fees increase approximately 1% to 3%.
▪	Management fees, franchise fees and other income increase 2% to 4%.
▪	Earnings from the Company’s vacation ownership and residential business of approximately $35 million to $40 million.
▪	Shifts in exchange rates since the third quarter of 2014 will negatively impact third quarter 2015 earnings by approximately $11 million if exchange rates stay at current levels.
▪	EPS is expected to be approximately $0.69 to $0.73 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax charge of $23 million ($7 million charge after-tax) in the second quarter of 2015 compared to a pre-tax and after-tax benefit of $6 million in the same period of 2014.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended June 30,			Six Months Ended June 30,
2015	2014		2015	2014
$143	$147	Income from continuing operations before special items	$253	$269
$0.84	$0.77	EPS before special items	$1.48	$1.40
		Special Items
(23)	3	Restructuring and other special (charges) credits, net (a)	(54)	3
—	3	Gain (loss) on asset dispositions and impairments, net (b)	14	(33)
—	—	Gain on sale of an unconsolidated joint venture hotel (c)	4	—
(23)	6	Total special items – pre-tax	(36)	(30)
13	—	Income tax benefit (expense) for special items (d)	13	(2)
3	—	Income tax benefit - other non-recurring items (e)	5	52
(7)	6	Total special items – after-tax	(18)	20
$136	$153	Income from continuing operations	$235	$289
$0.79	$0.80	EPS including special items	$1.37	$1.51

a)

During the three months ended June 30, 2015, the net charge relates to costs associated with the Company’s previously announced cost savings initiatives of $12 million, $10 million in costs associated with the planned spin-off of the vacation ownership business, and a $6 million charge for technology related costs and expenses that the Company no longer deems recoverable, partially offset by the reversal of $5 million of reserves as a result of the favorable resolutions of an exposure from a previous disposition, and a dispute with a foreign taxing authority. During the six months ended June 30, 2015, the net charge further includes $15 million in severance costs, including $7 million associated with the resignation of the Company’s former CEO, the establishment of a $6 million reserve related to potential liabilities assumed in connection with the 2005 acquisition of Le Méridien, and $6 million in costs associated with the planned spin-off of the vacation ownership business.

b)

During the six months ended June 30, 2015, the net benefit primarily relates to the sale of a minority partnership interest in a hotel. During the three months ended June 30, 2014, the net gain is primarily due to the conversion of a leased hotel to a managed hotel discussed below. During the six months ended June 30, 2014, the net loss primarily relates to the impairment of two hotels, one of which was sold subject to a long-term franchise contract and the other of which represents a leased hotel that was converted to a managed hotel.  In addition, during the six months ended June 30, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures.

c)

During the six months ended June 30, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest. This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

d)	During the three and six months ended June 30, 2015 and 2014, the amounts primarily relate to the tax benefit (expense) on the pre-tax special items.
e)

During the three months ended June 30, 2015, the $3 million benefit primarily relates to favorable tax law changes. During the six months ended June 30, 2015, the net benefit further includes a change in tax reserves. During the six months ended June 30, 2014, the net benefit primarily relates to the settlement of a foreign tax audit.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations.  The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 1:00 p.m. Eastern Daylight Time today, available via webcast on the Company’s website at

http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Thursday, July 30 and will be available for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 69941686. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Thursday, July 30 and will be available for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 69941686. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders.  All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests).  All references to net capital expenditures mean gross capital expenditures for timeshare and fractional inventory net of cost of sales.  EBITDA represents net income before interest expense, taxes, depreciation and amortization.  The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness.  EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance.  It also facilitates comparisons between the Company and its competitors.  The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.  The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process.  The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations.  EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP.  The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels.  All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters).  References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels.  References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels.  REVPAR is defined as revenue per available room.  ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates.  The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates.  The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.  All references to earnings from vacation ownership and residential represents operating income before depreciation expense.  All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.  All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in some 100 countries and over 180,000 employees at its owned and managed properties.  Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, Element® and the recently introduced Tribute Portfolio™.  The Company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission.  There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units.  Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014	% Variance		2015	2014	% Variance
			Revenues
$356	$414	(14.0)	Owned, leased and consolidated joint venture hotels	$672	$778	(13.6)
170	171	(0.6)	Vacation ownership and residential sales and services	357	345	3.5
256	260	(1.5)	Management fees, franchise fees and other income	496	508	(2.4)
699	694	0.7	Other revenues from managed and franchised properties (a)	1,371	1,366	0.4
1,481	1,539	(3.8)		2,896	2,997	(3.4)
			Costs and Expenses
265	314	15.6	Owned, leased and consolidated joint venture hotels	527	615	14.3
126	125	(0.8)	Vacation ownership and residential	263	253	(4.0)
99	102	2.9	Selling, general, administrative and other	190	197	3.6
23	(3)	n/m	Restructuring and other special charges (credits), net	54	(3)	n/m
65	63	(3.2)	Depreciation	127	123	(3.3)
8	7	(14.3)	Amortization	15	15	—
699	694	(0.7)	Other expenses from managed and franchised properties (a)	1,371	1,366	(0.4)
1,285	1,302	1.3		2,547	2,566	0.7
196	237	(17.3)	Operating income	349	431	(19.0)
11	9	22.2	Equity earnings and gains from unconsolidated ventures, net	26	18	44.4
(27)	(23)	(17.4)	Interest expense, net of interest income of $1, $1, $2 and $2	(58)	(46)	(26.1)
—	3	(100.0)	Gain (loss) on asset dispositions and impairments, net	14	(33)	n/m
180	226	(20.4)	Income from continuing operations before taxes and noncontrolling interests	331	370	(10.5)
(44)	(73)	39.7	Income tax expense	(96)	(81)	(18.5)
136	153	(11.1)	Income from continuing operations	235	289	(18.7)
			Discontinued Operations:
—	—	—	Gain on dispositions, net of tax	—	1	(100.0)
$136	$153	(11.1)	Net income attributable to Starwood	$235	$290	(19.0)
			Earnings Per Share – Basic
$0.80	$0.81	(1.2)	Continuing operations	$1.38	$1.52	(9.2)
—	—	—	Discontinued operations	—	0.01	(100.0)
$0.80	$0.81	(1.2)	Net income	$1.38	$1.53	(9.8)
			Earnings Per Share – Diluted
$0.79	$0.80	(1.3)	Continuing operations	$1.37	$1.51	(9.3)
—	—	—	Discontinued operations	—	0.01	(100.0)
$0.79	$0.80	(1.3)	Net income	$1.37	$1.52	(9.9)
169	190		Weighted average number of shares	170	190
170	191		Weighted average number of shares assuming dilution	171	191

(a)

The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs.  These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$735	$935
Restricted cash	42	84
Accounts receivable, net of allowance for doubtful accounts of $72 and $63	675	661
Inventories	246	236
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $3 and $4	44	47
Deferred income taxes	171	199
Prepaid expenses and other	182	159
Total current assets	2,095	2,321
Investments	204	214
Plant, property and equipment, net	2,320	2,634
Goodwill and intangible assets, net	1,912	1,956
Deferred income taxes	579	596
Other assets (a)	750	711
Securitized vacation ownership notes receivable, net	193	227
Total assets	$8,053	$8,659
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$299	$297
Accounts payable	94	101
Current maturities of long-term securitized vacation ownership debt	57	73
Accrued expenses	1,324	1,307
Accrued salaries, wages and benefits	373	416
Accrued taxes and other	261	256
Total current liabilities	2,408	2,450
Long-term debt (b)	1,841	2,398
Long-term securitized vacation ownership debt	151	176
Deferred income taxes	35	38
Other liabilities	2,274	2,069
Total liabilities	6,709	7,131
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 170,603,937 and 172,694,299 shares outstanding at June 30, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	74	47
Accumulated other comprehensive loss	(598)	(508)
Retained earnings	1,863	1,984
Total Starwood stockholders’ equity	1,341	1,525
Noncontrolling interests	3	3
Total equity	1,344	1,528
Total liabilities and equity	$8,053	$8,659

(a)	Includes restricted cash of $3 million and $3 million at June 30, 2015 and December 31, 2014, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $194 million and $200 million at June 30, 2015 and December 31, 2014, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014	% Variance		2015	2014	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$136	$153	(11.1)	Net income	$235	$290	(19.0)
32	27	18.5	Interest expense (a)	67	54	24.1
44	73	(39.7)	Income tax (benefit) expense (b)	96	80	20.0
68	69	(1.4)	Depreciation (c)	136	135	0.7
8	8	—	Amortization (d)	15	16	(6.3)
288	330	(12.7)	EBITDA	549	575	(4.5)
—	(3)	100.0	(Gain) loss on asset dispositions and impairments, net	(14)	33	n/m
23	(3)	n/m	Restructuring and other special charges (credits), net	54	(3)	n/m
—	—	—	Gain on sale of a unconsolidated joint venture hotel (e)	(4)	—	n/m
$311	$324	(4.0)	Adjusted EBITDA	$585	$605	(3.3)

(a)

Includes $4 million and $3 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended June 30, 2015 and 2014, respectively, and $7 million and $6 million for the six months ended June 30, 2015 and 2014, respectively.

(b)

Includes $0 million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2015 and 2014, and $0 million and $(1) million for the six months ended June 30, 2015 and 2014, respectively.

(c)

Includes $3 million and $6 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended June 30, 2015 and 2014, respectively, and $9 million and $12 million for the six months ended June 30, 2015 and 2014, respectively.

(d)

Includes $0 million and $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended June 30, 2015 and 2014, respectively, and $0 million and $1 million for the six months ended June 30, 2015 and 2014, respectively.

(e)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended June 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(6)	(2.0)
Impact of changes in foreign exchange rates	29	9.3
Revenue increase/(decrease) in constant dollars	$23	7.3
Expense
Expense increase/(decrease) (GAAP)	$(7)	(3.0)
Impact of changes in foreign exchange rates	20	8.6
Expense increase/(decrease) in constant dollars	$13	5.6

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended June 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$7	4.4
Impact of changes in foreign exchange rates	6	3.8
Revenue increase/(decrease) in constant dollars	$13	8.2
Expense
Expense increase/(decrease) (GAAP)	$3	2.5
Impact of changes in foreign exchange rates	4	3.3
Expense increase/(decrease) in constant dollars	$7	5.8

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended June 30, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(13)	(8.9)
Impact of changes in foreign exchange rates	22	15.2
Revenue increase/(decrease) in constant dollars	$9	6.3
Expense
Expense increase/(decrease) (GAAP)	$(11)	(9.5)
Impact of changes in foreign exchange rates	17	14.9
Expense increase/(decrease) in constant dollars	$6	5.4

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

	Low Case
Three Months Ended September 30, 2015		Year Ended December 31, 2015
$118	Net income	$480
35	Interest expense	135
55	Income tax expense	217
77	Depreciation and amortization	307
285	EBITDA	1,139
-	Gain on asset dispositions and impairments, net	(14)
-	Gain on sale of a unconsolidated joint venture hotel	(4)
-	Restructuring and other special charges, net	54
$285	Adjusted EBITDA	$1,175

Three Months Ended September 30, 2015		Year Ended December 31, 2015
$118	Income from continuing operations before special items	$498
$0.69	EPS before special items	$2.93
	Special Items
-	Restructuring and other special charges, net	(54)
-	Gain on asset dispositions and impairments, net	14
-	Gain on sale of a unconsolidated joint venture hotel	4
-	Total special items – pre-tax	(36)
-	Income tax benefit on special items	13
-	Income tax benefit – other non-recurring items	5
-	Total special items – after-tax	(18)
$118	Income from continuing operations	$480
$0.69	EPS including special items	$2.82

	High Case
Three Months Ended September 30, 2015		Year Ended December 31, 2015
$124	Net income	$497
35	Interest expense	135
59	Income tax expense	225
77	Depreciation and amortization	307
295	EBITDA	1,164
-	Gain on asset dispositions and impairments, net	(14)
-	Gain on sale of a unconsolidated joint venture hotel	(4)
-	Restructuring and other special charges, net	54
$295	Adjusted EBITDA	$1,200

Three Months Ended September 30, 2015		Year Ended December 31, 2015
$124	Income from continuing operations before special items	$515
$0.73	EPS before special items	$3.03
	Special Items
-	Restructuring and other special charges, net	(54)
-	Gain on asset dispositions and impairments, net	14
-	Gain on sale of a unconsolidated joint venture hotel	4
-	Total special items – pre-tax	(36)
-	Income tax benefit on special items	13
-	Income tax benefit – other non-recurring items	5
-	Total special items – after-tax	(18)
$124	Income from continuing operations	$497
$0.73	EPS including special items	$2.93

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014	% Variance	Same-Store Owned Hotels Worldwide	2015	2014	% Variance
			Revenue
$302	$308	(2.0)	Same-Store Owned Hotels (a)	$547	$546	0.2
34	83	(59.0)	Hotels Sold or Closed in 2015 and 2014	82	179	(54.2)
15	16	(6.3)	Hotels Without Comparable Results	34	40	(15.0)
5	7	(28.6)	Other ancillary hotel operations	9	13	(30.8)
$356	$414	(14.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$672	$778	(13.6)
			Costs and Expenses
$232	$239	3.0	Same-Store Owned Hotels (a)	$447	$450	0.6
21	57	63.2	Hotels Sold or Closed in 2015 and 2014	50	124	59.7
8	11	27.3	Hotels Without Comparable Results	22	28	21.4
4	7	42.9	Other ancillary hotel operations	8	13	38.5
$265	$314	15.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$527	$615	14.3

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014	% Variance	Same-Store Owned Hotels North America	2015	2014	% Variance
			Revenue
$166	$159	4.4	Same-Store Owned Hotels (a)	$318	$303	4.9
30	36	(16.7)	Hotels Sold or Closed in 2015 and 2014	74	91	(18.7)
1	—	n/m	Hotels Without Comparable Results	1	1	—
—	—	—	Other ancillary hotel operations	—	—	—
$197	$195	1.0	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$393	$395	(0.5)
			Costs and Expenses
$132	$128	(2.5)	Same-Store Owned Hotels (a)	$261	$254	(3.1)
19	27	29.6	Hotels Sold or Closed in 2015 and 2014	45	62	27.4
1	1	—	Hotels Without Comparable Results	1	1	—
—	—	—	Other ancillary hotel operations	—	—	—
$152	$156	2.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$307	$317	3.2

Three Months Ended June 30,				Six Months Ended June 30
2015	2014	% Variance	Same-Store Owned Hotels International	2015	2014	% Variance
			Revenue
$136	$149	(8.9)	Same-Store Owned Hotels (a)	$229	$243	(5.7)
4	47	(91.5)	Hotels Sold or Closed in 2015 and 2014	8	88	(90.9)
14	16	(12.5)	Hotels Without Comparable Results	33	39	(15.4)
5	7	(28.6)	Other ancillary hotel operations	9	13	(30.8)
$159	$219	(27.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$279	$383	(27.2)
			Costs and Expenses
$100	$111	9.5	Same-Store Owned Hotels (a)	$186	$196	5.4
2	30	93.3	Hotels Sold or Closed in 2015 and 2014	5	62	91.9
7	10	30.0	Hotels Without Comparable Results	21	27	22.2
4	7	42.9	Other ancillary hotel operations	8	13	38.5
$113	$158	28.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$220	$298	26.2

(a)

Same-Store Owned Hotel results exclude 11 hotels sold or closed, two leased hotels converted to managed or franchised hotels and two hotels without comparable results for the three months ended June 30, 2015 and 12 hotels sold or closed, two leased hotels converted to managed or franchised hotels and three hotels without comparable results for the six months ended June 30, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	124.87	125.72	-0.7%	140.96	135.38	4.1%	107.83	115.47	-6.6%
ADR ($)	172.88	177.49	-2.6%	180.04	174.70	3.1%	163.86	181.07	-9.5%
Occupancy (%)	72.2%	70.8%	1.4	78.3%	77.5%	0.8	65.8%	63.8%	2.0

SHERATON
REVPAR ($)	104.16	105.77	-1.5%	120.35	115.90	3.8%	87.57	95.38	-8.2%
ADR ($)	148.27	152.76	-2.9%	157.43	152.79	3.0%	137.03	152.72	-10.3%
Occupancy (%)	70.3%	69.2%	1.1	76.4%	75.9%	0.5	63.9%	62.5%	1.4

WESTIN
REVPAR ($)	145.90	143.60	1.6%	153.07	146.63	4.4%	132.24	137.83	-4.1%
ADR ($)	189.48	190.37	-0.5%	191.42	185.79	3.0%	185.34	200.35	-7.5%
Occupancy (%)	77.0%	75.4%	1.6	80.0%	78.9%	1.1	71.3%	68.8%	2.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	201.75	207.46	-2.8%	278.86	267.89	4.1%	174.91	186.32	-6.1%
ADR ($)	301.66	318.60	-5.3%	383.46	362.66	5.7%	269.73	300.24	-10.2%
Occupancy (%)	66.9%	65.1%	1.8	72.7%	73.9%	-1.2	64.8%	62.1%	2.7

LE MERIDIEN
REVPAR ($)	131.30	140.44	-6.5%	228.20	220.26	3.6%	114.45	126.56	-9.6%
ADR ($)	186.41	201.65	-7.6%	267.71	259.58	3.1%	168.66	188.90	-10.7%
Occupancy (%)	70.4%	69.6%	0.8	85.2%	84.9%	0.3	67.9%	67.0%	0.9

W
REVPAR ($)	241.46	240.23	0.5%	251.57	241.11	4.3%	223.37	238.66	-6.4%
ADR ($)	299.30	302.42	-1.0%	296.26	289.06	2.5%	305.61	329.86	-7.4%
Occupancy (%)	80.7%	79.4%	1.3	84.9%	83.4%	1.5	73.1%	72.4%	0.7

FOUR POINTS
REVPAR ($)	77.37	77.82	-0.6%	90.02	89.34	0.8%	62.90	64.63	-2.7%
ADR ($)	110.70	114.45	-3.3%	117.76	118.33	-0.5%	100.81	108.79	-7.3%
Occupancy (%)	69.9%	68.0%	1.9	76.4%	75.5%	0.9	62.4%	59.4%	3.0

ALOFT
REVPAR ($)	86.92	80.13	8.5%	110.66	101.71	8.8%	48.18	44.94	7.2%
ADR ($)	117.47	114.67	2.4%	137.11	129.02	6.3%	76.44	81.30	-6.0%
Occupancy (%)	74.0%	69.9%	4.1	80.7%	78.8%	1.9	63.0%	55.3%	7.7

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	124.87	125.72	-0.7%	137.42	140.00	-1.8%
ADR ($)	172.88	177.49	-2.6%	193.34	201.23	-3.9%
Occupancy (%)	72.2%	70.8%	1.4	71.1%	69.6%	1.5

AMERICAS
REVPAR ($)	136.22	131.44	3.6%	172.68	166.99	3.4%
ADR ($)	178.07	174.05	2.3%	222.99	217.81	2.4%
Occupancy (%)	76.5%	75.5%	1.0	77.4%	76.7%	0.7

North America
REVPAR ($)	140.96	135.38	4.1%	180.98	174.29	3.8%
ADR ($)	180.04	174.70	3.1%	227.07	220.47	3.0%
Occupancy (%)	78.3%	77.5%	0.8	79.7%	79.1%	0.6

Latin America
REVPAR ($)	90.84	93.86	-3.2%	107.40	109.61	-2.0%
ADR ($)	153.19	165.46	-7.4%	180.17	189.27	-4.8%
Occupancy (%)	59.3%	56.7%	2.6	59.6%	57.9%	1.7

ASIA PACIFIC
REVPAR ($)	92.22	93.18	-1.0%	93.94	94.11	-0.2%
ADR ($)	143.27	151.07	-5.2%	145.30	152.44	-4.7%
Occupancy (%)	64.4%	61.7%	2.7	64.7%	61.7%	3.0

Greater China
REVPAR ($)	86.07	86.02	0.1%	85.44	85.06	0.4%
ADR ($)	139.35	144.84	-3.8%	137.82	143.01	-3.6%
Occupancy (%)	61.8%	59.4%	2.4	62.0%	59.5%	2.5

Rest of Asia Pacific
REVPAR ($)	101.42	103.87	-2.4%	113.34	114.73	-1.2%
ADR ($)	148.58	159.55	-6.9%	160.26	171.57	-6.6%
Occupancy (%)	68.3%	65.1%	3.2	70.7%	66.9%	3.8

EAME
REVPAR ($)	136.20	155.31	-12.3%	143.72	163.59	-12.1%
ADR ($)	194.71	224.86	-13.4%	205.01	235.44	-12.9%
Occupancy (%)	69.9%	69.1%	0.8	70.1%	69.5%	0.6

Europe
REVPAR ($)	147.86	171.87	-14.0%	164.41	190.88	-13.9%
ADR ($)	199.78	239.00	-16.4%	216.90	259.59	-16.4%
Occupancy (%)	74.0%	71.9%	2.1	75.8%	73.5%	2.3

Africa & Middle East
REVPAR ($)	114.93	125.19	-8.2%	115.16	126.06	-8.6%
ADR ($)	183.78	195.92	-6.2%	185.03	197.22	-6.2%
Occupancy (%)	62.5%	63.9%	-1.4	62.2%	63.9%	-1.7

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	31 Hotels				11 Hotels			20 Hotels
REVPAR ($)	185.60		190.53	-2.6%	189.85	181.15	4.8%	180.69	201.38	-10.3%
ADR ($)	239.13		252.24	-5.2%	235.78	229.60	2.7%	243.33	281.04	-13.4%
Occupancy (%)	77.6%		75.5%	2.1	80.5%	78.9%	1.6	74.3%	71.7%	2.6

Total Revenue*	301,993	0	308,302	-2.0%	165,989	158,962	4.4%	136,003	149,340	-8.9%
Total Expenses*	232,053		239,351	3.0%	131,676	128,469	-2.5%	100,377	110,882	9.5%

*	Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	93	98	(5)	(5.1)%
Incentive Fees	46	48	(2)	(4.2)%
Total Management Fees	139	146	(7)	(4.8)%

Franchise Fees	67	62	5	8.1%

Total Management and Franchise Fees (Core Fees)	206	208	(2)	(1.0)%

Other Management and Franchise Revenues (1)	46	48	(2)	(4.2)%

Total Management and Franchise Revenues	252	256	(4)	(1.6)%

Other	4	4	-	-

Management Fees, Franchise Fees and Other Income	256	260	(4)	(1.5)%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $22 million in 2015 and 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	79	79	—	—
Other Sales and Services Revenues (2)	91	85	6	7.1%
Deferred Revenues — Percentage of Completion	3	(2)	5	n/m
Deferred Revenues — Other (3)	(4)	(2)	(2)	(100.0%)
Vacation Ownership Sales and Services Revenues	169	160	9	5.6%
Residential Sales and Services Revenues (4)	1	11	(10)	(90.9%)
Total Vacation Ownership & Residential Sales and Services Revenues	170	171	(1)	(0.6%)

Originated Sales Expenses (5) — Vacation Ownership Sales	57	55	(2)	(3.6%)
Other Expenses (6)	66	64	(2)	(3.1%)
Deferred Expenses — Percentage of Completion	1	(2)	(3)	n/m
Deferred Expenses — Other	2	2	—	—
Vacation Ownership Expenses	126	119	(7)	(5.9%)
Residential Expenses (4)	—	6	6	100.0%
Total Vacation Ownership & Residential Expenses	126	125	(1)	(0.8%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2015 and 2014, includes $0 and $7 million of revenues and $0 and $6 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	120.63	120.12	0.4%	133.14	126.91	4.9%	107.44	112.95	-4.9%
ADR ($)	172.84	176.40	-2.0%	177.52	172.23	3.1%	167.09	181.60	-8.0%
Occupancy (%)	69.8%	68.1%	1.7	75.0%	73.7%	1.3	64.3%	62.2%	2.1

SHERATON
REVPAR ($)	100.36	101.38	-1.0%	112.41	107.82	4.3%	88.18	94.87	-7.1%
ADR ($)	147.94	151.95	-2.6%	153.72	149.38	2.9%	141.10	155.02	-9.0%
Occupancy (%)	67.8%	66.7%	1.1	73.1%	72.2%	0.9	62.5%	61.2%	1.3

WESTIN
REVPAR ($)	139.69	135.98	2.7%	144.16	136.87	5.3%	131.16	134.27	-2.3%
ADR ($)	187.42	187.41	0.0%	188.24	182.54	3.1%	185.72	197.67	-6.0%
Occupancy (%)	74.5%	72.6%	1.9	76.6%	75.0%	1.6	70.6%	67.9%	2.7

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	205.48	206.55	-0.5%	296.05	281.01	5.4%	172.53	179.38	-3.8%
ADR ($)	310.68	322.38	-3.6%	401.26	382.48	4.9%	272.31	295.81	-7.9%
Occupancy (%)	66.1%	64.1%	2.0	73.8%	73.5%	0.3	63.4%	60.6%	2.8

LE MERIDIEN
REVPAR ($)	123.77	130.39	-5.1%	200.15	194.20	3.1%	111.32	119.99	-7.2%
ADR ($)	185.01	198.57	-6.8%	247.62	243.71	1.6%	172.25	189.32	-9.0%
Occupancy (%)	66.9%	65.7%	1.2	80.8%	79.7%	1.1	64.6%	63.4%	1.2

W
REVPAR ($)	238.10	233.53	2.0%	243.75	232.20	5.0%	228.71	235.73	-3.0%
ADR ($)	301.00	303.75	-0.9%	296.89	288.67	2.8%	308.56	332.13	-7.1%
Occupancy (%)	79.1%	76.9%	2.2	82.1%	80.4%	1.7	74.1%	71.0%	3.1

FOUR POINTS
REVPAR ($)	74.46	73.87	0.8%	84.11	81.53	3.2%	63.48	65.16	-2.6%
ADR ($)	111.52	114.30	-2.4%	116.16	115.22	0.8%	105.19	113.02	-6.9%
Occupancy (%)	66.8%	64.6%	2.2	72.4%	70.8%	1.6	60.3%	57.7%	2.6

ALOFT
REVPAR ($)	83.25	75.18	10.7%	103.66	93.89	10.4%	49.55	44.31	11.8%
ADR ($)	116.85	113.00	3.4%	134.75	125.63	7.3%	80.11	83.59	-4.2%
Occupancy (%)	71.2%	66.5%	4.7	76.9%	74.7%	2.2	61.9%	53.0%	8.9

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	120.63	120.12	0.4%	134.37	135.11	-0.5%
ADR ($)	172.84	176.40	-2.0%	194.47	200.84	-3.2%
Occupancy (%)	69.8%	68.1%	1.7	69.1%	67.3%	1.8

AMERICAS
REVPAR ($)	130.29	124.54	4.6%	166.95	159.99	4.4%
ADR ($)	176.63	172.26	2.5%	221.58	216.40	2.4%
Occupancy (%)	73.8%	72.3%	1.5	75.3%	73.9%	1.4

North America
REVPAR ($)	133.14	126.91	4.9%	172.59	165.22	4.5%
ADR ($)	177.52	172.23	3.1%	224.39	218.50	2.7%
Occupancy (%)	75.0%	73.7%	1.3	76.9%	75.6%	1.3

Latin America
REVPAR ($)	103.17	101.92	1.2%	122.79	119.00	3.2%
ADR ($)	166.39	172.65	-3.6%	194.77	195.95	-0.6%
Occupancy (%)	62.0%	59.0%	3.0	63.0%	60.7%	2.3

ASIA PACIFIC
REVPAR ($)	95.07	96.05	-1.0%	96.94	97.25	-0.3%
ADR ($)	149.03	156.79	-4.9%	152.03	159.43	-4.6%
Occupancy (%)	63.8%	61.3%	2.5	63.8%	61.0%	2.8

Greater China
REVPAR ($)	86.35	87.29	-1.1%	85.64	86.35	-0.8%
ADR ($)	143.88	151.42	-5.0%	142.42	149.82	-4.9%
Occupancy (%)	60.0%	57.6%	2.4	60.1%	57.6%	2.5

Rest of Asia Pacific
REVPAR ($)	108.12	109.16	-1.0%	123.26	122.62	0.5%
ADR ($)	155.71	163.74	-4.9%	170.64	178.16	-4.2%
Occupancy (%)	69.4%	66.7%	2.7	72.2%	68.8%	3.4

EAME
REVPAR ($)	127.38	141.86	-10.2%	135.92	150.30	-9.6%
ADR ($)	193.63	219.59	-11.8%	204.05	229.44	-11.1%
Occupancy (%)	65.8%	64.6%	1.2	66.6%	65.5%	1.1

Europe
REVPAR ($)	126.64	145.01	-12.7%	140.20	159.45	-12.1%
ADR ($)	188.23	223.53	-15.8%	202.46	239.73	-15.5%
Occupancy (%)	67.3%	64.9%	2.4	69.2%	66.5%	2.7

Africa & Middle East
REVPAR ($)	128.81	135.83	-5.2%	129.72	137.10	-5.4%
ADR ($)	204.68	211.95	-3.4%	206.58	214.05	-3.5%
Occupancy (%)	62.9%	64.1%	-1.2	62.8%	64.1%	-1.3

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	30 Hotels				11 Hotels			19 Hotels
REVPAR ($)	170.04		170.88	-0.5%	180.22	172.72	4.3%	157.76	168.67	-6.5%
ADR ($)	228.42		238.49	-4.2%	233.21	229.89	1.4%	222.13	250.03	-11.2%
Occupancy (%)	74.4%		71.7%	2.7	77.3%	75.1%	2.2	71.0%	67.5%	3.5

Total Revenue*	547,083	0	545,847	0.2%	317,983	303,019	4.9%	229,100	242,828	-5.7%
Total Expenses*	447,373		449,947	0.6%	261,633	253,707	-3.1%	185,740	196,240	5.4%

*	Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	178	184	(6)	(3.3)%
Incentive Fees	94	97	(3)	(3.1)%
Total Management Fees	272	281	(9)	(3.2)%

Franchise Fees	125	115	10	8.7%
Total Management and Franchise Fees (Core Fees)	397	396	1	0.3%

Other Management and Franchise Revenues (1)	91	101	(10)	(9.9)%
Total Management and Franchise Revenues	488	497	(9)	(1.8)%

Other	8	11	(3)	(27.3)%
Management Fees, Franchise Fees and Other Income	496	508	(12)	(2.4)%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $44 million in 2015 and $43 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) – Vacation Ownership Sales	162	163	(1)	(0.6%)
Other Sales and Services Revenues (2)	191	172	19	11.0%
Deferred Revenues – Percentage of Completion	4	(16)	20	n/m
Deferred Revenues – Other (3)	(2)	—	(2)	n/m
Vacation Ownership Sales and Services Revenues	355	319	36	11.3%
Residential Sales and Services Revenues (4)	2	26	(24)	(92.3%)
Total Vacation Ownership and Residential Sales and Services Revenues	357	345	12	3.5%

Originated Sales Expenses (5) – Vacation Ownership Sales	121	121	—	—
Other Expenses (6)	135	128	(7)	(5.5%)
Deferred Expenses – Percentage of Completion	2	(10)	(12)	n/m
Deferred Expenses – Other	5	5	—	—
Vacation Ownership Expenses	263	244	(19)	(7.8%)
Residential Expenses (4)	—	9	9	100.0%
Total Vacation Ownership and Residential Expenses	263	253	(10)	(4.0%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2015 and 2014, includes $0 and $20 million of revenues and $0 and $9 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of June 30, 2015

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2015 and 2014:

Hotel	Location
The Westin Excelsior, Florence	Florence, Italy
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico

Owned Hotels sold in 2015 and 2014:

Hotel	Location
Aloft Philadelphia Airport	Philadelphia, PA
Aloft Tucson University	Tucson, AZ
Element Denver Park Meadows	Denver, CO
Four Points by Sheraton Philadelphia Airport	Philadelphia, PA
Sheraton Ambassador Hotel	Monterrey, Mexico
Sheraton on the Park	Sydney, Australia
Sheraton Santa Maria de El Paular	Madrid, Spain
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The Gritti Palace, a Luxury Collection Hotel, Venice	Venice, Italy
The Park Lane Hotel	London, England
The Phoenician, a Luxury Collection Resort, Scottsdale	Scottsdale, AZ
The St. Regis Bal Harbour Resort	Miami Beach, FL
The St. Regis Rome	Rome, Italy
The Westin Dublin Hotel	Dublin, Ireland

Revenues and Expenses Associated with Hotels Sold in 2015 and 2014: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2014:
2014
Revenues	$50	$44	$37	$20	$151
Expenses (excluding depreciation)	$38	$31	$27	$12	$108

Hotels Sold in 2015:
2015
Revenues	$48	$34	—	—	$82
Expenses (excluding depreciation)	$29	$21	—	—	$50

2014
Revenues	$46	$39	$24	$34	$143
Expenses (excluding depreciation)	$29	$26	$22	$26	$103

(1)

Results consist of nine hotels sold or closed in 2014, two leased hotels converted to managed or franchised hotels in 2014, and three hotels sold in 2015. These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of income for 2015 and 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Six Months Ended June 30, 2015

UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	15	27
Corporate/IT	22	40
Subtotal	37	67

Net capital expenditures for Vacation Ownership inventory (2)	8	17

Development Capital	38	72

Total Capital Expenditures	83	156

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.

(2)

Represents gross inventory capital expenditures of $24 million and $55 million in the three and six months ended June 30, 2015, less cost of sales of $16 million and $38 million in the three and six months ended June 30, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Divisional Hotel Inventory Summary by Ownership by Brand

As of June 30, 2015

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	9	5,792	5	3,328	4	2,464	1	297	—	—	1	297	2	358	2	358	—	—	12	6,447
Westin	5	2,734	2	1,832	3	902	1	246	—	—	1	246	2	487	2	487	—	—	8	3,467
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	1	180	—	—	1	180	—	—	—	—	—	—	4	495	4	495	—	—	5	675
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	1	100	1	100	—	—	4	758
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135
Total Owned	19	9,848	11	6,302	8	3,546	3	703	—	—	3	703	11	2,105	11	2,105	—	—	33	12,656

Managed & UJV
Sheraton	47	27,024	29	23,095	18	3,929	96	36,391	65	27,949	31	8,442	74	21,255	42	11,880	32	9,375	217	84,670
Westin	52	26,859	49	25,973	3	886	37	12,450	20	7,047	17	5,403	14	4,790	9	3,451	5	1,339	103	44,099
Four Points	5	672	1	134	4	538	32	9,071	22	6,629	10	2,442	13	2,568	5	673	8	1,895	50	12,311
W	28	8,311	24	7,554	4	757	10	2,740	4	1,464	6	1,276	5	941	4	499	1	442	43	11,992
Luxury Collection	12	2,581	5	2,291	7	290	12	2,478	6	1,306	6	1,172	27	4,891	22	3,301	5	1,590	51	9,950
St. Regis	12	2,332	9	1,884	3	448	9	2,309	6	1,659	3	650	9	1,973	5	806	4	1,167	30	6,614
Le Meridien	5	879	4	719	1	160	31	8,147	9	3,131	22	5,016	41	12,194	14	4,694	27	7,500	77	21,220
Aloft	—	—	—	—	—	—	12	3,071	9	2,101	3	970	4	943	3	535	1	408	16	4,014
Element	—	—	—	—	—	—	1	188	1	188	—	—	—	—	—	—	—	—	1	188
Other	—	—	—	—	—	—	—	—	—	—	—	—	1	250	—	—	1	250	1	250
Total Managed & UJV	161	68,658	121	61,650	40	7,008	240	76,845	142	51,474	98	25,371	188	49,805	104	25,839	84	23,966	589	195,308

Franchised
Sheraton	177	51,435	162	47,748	15	3,687	12	5,841	3	1,836	9	4,005	22	5,458	19	4,880	3	578	211	62,734
Westin	76	24,509	69	22,224	7	2,285	8	2,531	1	288	7	2,243	7	1,985	7	1,985	—	—	91	29,025
Four Points	132	20,029	117	17,932	15	2,097	11	1,804	1	126	10	1,678	7	1,085	7	1,085	—	—	150	22,918
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	13	2,177	9	1,691	4	486	12	3,212	—	—	12	3,212	13	2,003	13	2,003	—	—	38	7,392
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	3	575	3	575	—	—	25	5,648
Aloft	71	10,806	66	9,892	5	914	6	1,001	—	—	6	1,001	1	116	1	116	—	—	78	11,923
Element	16	2,489	16	2,489	—	—	—	—	—	—	—	—	1	133	1	133	—	—	17	2,622
Other	2	513	2	513	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	513
Total Franchised	504	115,822	457	106,242	47	9,580	54	15,598	6	2,410	48	13,188	54	11,355	51	10,777	3	578	612	142,775

Systemwide
Sheraton	233	84,251	196	74,171	37	10,080	109	42,529	68	29,785	41	12,744	98	27,071	63	17,118	35	9,953	440	153,851
Westin	133	54,102	120	50,029	13	4,073	46	15,227	21	7,335	25	7,892	23	7,262	18	5,923	5	1,339	202	76,591
Four Points	137	20,701	118	18,066	19	2,635	43	10,875	23	6,755	20	4,120	20	3,653	12	1,758	8	1,895	200	35,229
W	29	8,820	25	8,063	4	757	10	2,740	4	1,464	6	1,276	7	1,606	6	1,164	1	442	46	13,166
Luxury Collection	26	4,938	14	3,982	12	956	24	5,690	6	1,306	18	4,384	44	7,389	39	5,799	5	1,590	94	18,017
St. Regis	14	2,830	11	2,382	3	448	10	2,469	6	1,659	4	810	10	2,073	6	906	4	1,167	34	7,372
Le Meridien	22	4,743	20	4,472	2	271	36	9,356	10	3,291	26	6,065	44	12,769	17	5,269	27	7,500	102	26,868
Aloft	71	10,806	66	9,892	5	914	18	4,072	9	2,101	9	1,971	5	1,059	4	651	1	408	94	15,937
Element	16	2,489	16	2,489	—	—	1	188	1	188	—	—	1	133	1	133	—	—	18	2,810
Other	3	648	3	648	—	—	—	—	—	—	—	—	1	250	—	—	1	250	4	898
Vacation Ownership	15	7,662	14	7,082	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,662
Total Systemwide	699	201,990	603	181,276	96	20,714	297	93,146	148	53,884	149	39,262	253	63,265	166	38,721	87	24,544	1,249	358,401

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of June 30, 2015

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	10	9	9	1,676	412	43	2,131
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99
Total SVO, Inc.	22	21	16	4,916	412	755	6,083
Unconsolidated Joint Ventures (UJV's)	1	1	1	198	—	—	198
Total including UJV's	23	22	17	5,114	412	755	6,281
Total Intervals Including UJV's (7)				265,928	21,424	39,260	326,612

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)

Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare.  There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future).  Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company.  The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.